JOINT FILING AGREEMENT

The undersigned hereby agree that the statement on Schedule 13D/A with respect to the shares of Common Stock of Viskase Companies, Inc., is, and any amendment thereto signed by each of the undersigned shall be, filed on behalf of each undersigned pursuant to and in accordance with the provisions of 13d-1(k) under the Securities Exchange Act of 1934, as amended.

Dated: December 22, 2000

KATANA FUND LLC
By: Katana Capital Advisors LLC, Manager
By: /s/ _______________________________________________

Steven L. Gevirtz, President

KATANA CAPITAL ADVISORS LLC
By: /s/ ______________________________________________

Steven L. Gevirtz, President
STEVEN L. GEVIRTZ
By: /s/ ______________________________________________

Steven L. Gevirtz